Exhibit 99.1

                 Camden National Corporation Announces
          Its Intent to Transfer to the NASDAQ Stock Market


    CAMDEN, Maine--(BUSINESS WIRE)--Nov. 27, 2007--Robert W. Daigle, president and chief executive officer of Camden National Corporation (AMEX: CAC), announced today that the Board of Directors has authorized Camden to seek approval to transfer the listing of its shares of common stock from the American Stock Exchange to the NASDAQ Global Select Market ("NASDAQ"). Upon transfer, Camden expects to retain the trading symbol "CAC." Camden anticipates that such transfer, if approved by NASDAQ, will be effective on or about January 1, 2008. Camden will continue to trade on the American Stock Exchange until the proposed transfer of its listing to NASDAQ becomes effective.

    "We are pleased to begin the process of joining NASDAQ which, like our Company, is focused on innovation to provide superior customer service," said Daigle. "We believe our shareholders will benefit from enhanced trading execution capabilities provided by NASDAQ's electronic trading platform as well as the improved visibility of our stock. We are grateful to the American Stock Exchange and our specialist, AGS Specialists, LLC, for their hard work and dedication on behalf of our Company and its shareholders during the past ten years."

    Camden National Corporation, a 2006 Best Places to Work in Maine company headquartered in Camden, Maine, and currently listed on the American Stock Exchange under the symbol CAC, is the holding company for a family of two financial services companies, including: Camden National Bank (CNB), a full-service community bank with 27 banking offices serving coastal, western, central and eastern Maine, and recipient of the Governor's Award for Business Excellence in 2002, and Acadia Trust, N.A., offering investment management and fiduciary services with offices in Portland and Bangor. Acadia Financial Consultants is a division of CNB, offering full-service brokerage services. As previously announced, Camden has entered in an Agreement and Plan of Merger with Union Bankshares Company, pursuant to which Union Bankshares will merge with and into Camden (the "Merger").

    NASDAQ is the largest U.S. electronic stock market. With approximately 3,200 companies, it lists more companies and, on average, its systems trade more shares per day than any other U.S. market. NASDAQ is home to companies that are leaders across all areas of business including financial services, technology, retail, communications, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information about NASDAQ, visit the NASDAQ Web site at http://www.nasdaq.com or the NASDAQ Newsroom(SM) http://www.nasdaq.com/newsroom.

    Additional Information and Where to Find It

    In connection with the proposed Merger of Union Bankshares with and into Camden, Camden and Union Bankshares have filed relevant materials with the SEC, including the registration statement on Form S-4 containing a proxy statement/prospectus dated October 23, 2007. INVESTORS ARE URGED TO READ THESE MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CAMDEN NATIONAL, UNION BANKSHARES AND THE MERGER. The proxy statement/prospectus and other relevant materials, and any other documents filed by Camden or Union Bankshares with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Camden National by directing a written request to Camden National Corporation, Two Elm Street, Camden, Maine 04843, Attention: Suzanne Brightbill, and free copies of the documents filed with the SEC by Union Bankshares by directing a written request to Union Bankshares Company, 66 Main Street, Ellsworth, Maine 04605,
Attention: Clerk.

    Participants in Solicitation

    Information about the directors and executive officers of Camden and Union Bankshares and information about any other persons who may be deemed participants in this transaction is included in the proxy statement/prospectus dated October 23, 2007. You can find information about Camden's directors and executive officers in the proxy statement for Camden's annual meeting of stockholders filed with the SEC on March 21, 2007. You can find information about Union Bankshares's directors and executive officers in the proxy statement/prospectus dated October 23, 2007. You can obtain free copies of these documents from the SEC, Camden or Union Bankshares using the contact information above.

    Forward-Looking Statements

    This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Camden. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Camden to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

    Some of the factors that might cause these differences include the following: (i) failure of the parties to satisfy the closing conditions in the Merger Agreement in a timely manner or at all; (ii) failure of the shareholders of Union Bankshares to approve the Merger Agreement; (iii) failure to obtain governmental approvals of the Merger, or imposition of adverse regulatory conditions in connection with such approvals; (iv) disruptions in the businesses of the parties as a result of the pendency of the Merger; (v) integration costs following the merger, (vi) changes in general, national or regional economic conditions; (vii) changes in loan default and charge-off rates; (viii) reductions in deposit levels necessitating increased borrowing to fund loans and investments; (ix) changes in interest rates; (x) changes in laws and regulations; (xi) changes in the size and nature of the Camden's competition; (xii) failure to obtain Nasdaq's approval to list Camden's common stock on Nasdaq and (xiii) changes in the assumptions used in making such forward-looking statements. Other factors could also cause these differences. For more information about these factors please see Camden's and Union Bankshares' filings with the SEC, including their Annual Report on Form 10-K on file with the Securities and Exchange Commission ("SEC"). All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. These forward-looking statements were based on information, plans and estimates at the date of this report, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.


    CONTACT: Camden National Corporation
             Suzanne Brightbill, 207-230-2120
             Public Relations Officer
             sbrightbill@camdennational.com